UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to Rule 14a-12

VOXX International Corporation

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Voxx International Corporation, a Delaware corporation (the “Company”) by Gentex Corporation, a Michigan corporation (“Parent”), pursuant to the terms of an Agreement and Plan of Merger, dated December 17, 2024, by and among the Company, Parent and Instrument Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent:

(i) Email to Customers, Partners and Suppliers

(ii) Letter to Employees

Each item above was first used on December 18, 2024

Email to Customers, Partners and Suppliers

To all Voxx International Customers, Partners and Suppliers:

I hope this message finds you well. As we approach the holiday season, I want to extend my best wishes to you and your families for a joyful, healthy and prosperous New Year. I also want to share an exciting development at Voxx that will shape our future.

This morning, we announced a definitive agreement for Gentex Corporation (NASDAQ: GNTX) to acquire Voxx International. This milestone is a testament to the strong foundation we have built together, and we believe Gentex will enhance the Voxx legacy, while benefiting all stakeholders, including our valued customers, partners, and employees.

We have enjoyed a long-standing relationship with Gentex, partnering with them in the automotive and biometrics industries, while working to grow our collective businesses. They are a market leader in developing and manufacturing custom high-tech electronic products, with 2023 revenues exceeding $2.3 billion and a market capitalization of approximately $6.9 billion. We believe Gentex has the resources and commitment to continue to drive innovation and expand Voxx’s business for years to come.

While we have entered into a definitive agreement, the transaction is subject to stockholder and regulatory approvals and other customary closing conditions. If all proceeds as planned, we anticipate the deal will close during the first quarter of 2025.

Voxx was founded over 60 years ago by John Shalam and we are immensely proud of our accomplishments. We have built market leading positions across many areas of the electronics industry – in automotive, consumer accessories, premium audio, and in our earlier years, in wireless communications. Our success has been due to our passion for innovation and through delivering solutions that resonated with all consumer-types and the global customers we continue to serve. None of this would have been possible without the unwavering support of our employees, partners, and customers like you.

Under Gentex’s leadership, we are confident Voxx will continue to thrive, maintaining its commitment to excellence and delivering even greater value to you.

During this transition, it is business as usual at Voxx. We remain fully committed to meeting all of our obligations and serving you with the same dedication and care you’ve come to expect. Over time, we believe this transaction with Gentex will bring additional benefits strengthening our ability to innovate and serve your needs.

Should you have any questions, please do not hesitate to reach out to me directly or connect with your dedicated Voxx representative. We are here to support you every step of the way.

Having spent over 40 years with Voxx, including the past 20 years as CEO, I believe the best is yet to come. On behalf of the Voxx team and Board of Directors, I would like to thank you for the trust you have placed in us throughout the years. We look forward to continuing this journey together under Gentex’s stewardship.

We will continue to communicate on our progress with respect to the proposed sale and again, my best wishes to you, your families, and your team during this holiday season and in the New Year.

/s/ Pat Lavelle_________________

Pat Lavelle

President and CEO

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Additional Information Regarding the Merger and Where to Find It

This communication relates to the proposed merger involving the Company, Gentex and a wholly-owned subsidiary of Gentex (“Merger Sub”), whereby Merger Sub shall be merged with and into the Company (the “proposed merger”), with the Company as the surviving corporation and a wholly-owned subsidiary of Gentex. The proposed merger will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”) which will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available, together with a proxy card, and a transaction statement on Schedule 13E-3 that will be filed jointly with Gentex. The Company and Gentex may also file other relevant documents with the SEC regarding the proposed merger. INVESTORS AND STOCKHOLDERS ARE URGED, PRIOR TO MAKING ANY INVESTMENT OR VOTING DECISION, TO READ THE DEFINITIVE PROXY STATEMENT, SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto, the Schedule 13E-3 filing and other documents containing important information about the Company, Gentex and the proposed merger, once such documents are filed with the SEC, through the website maintained by the SEC at

www.sec.gov. Free copies of the documents filed with the SEC can also be obtained on the Company’s website at www.voxxintl.com.

This communication may be deemed to be soliciting material in respect of the proposed merger contemplated by the Merger Agreement

Certain Information Regarding Participants in the Solicitation

The Company, Gentex and certain of their directors, executive officers and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the Company’s directors and executive officers is contained in the Company’s definitive proxy statement on Schedule 14A for the 2024 annual meeting of stockholders, filed with the SEC on June 10, 2024. Information regarding Gentex’s directors and executive officers is contained in the Gentex’s definitive proxy statement on Schedule 14A for the 2024 annual meeting of stockholders, filed with the SEC on April 4, 2024, and Gentex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 22, 2024.

Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement, Schedule 13E-3 and other relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements: (i) the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its shares of common stock, (ii) the failure to satisfy the conditions to the consummation of the proposed merger, including the adoption of the Merger Agreement by the stockholders of the Company, and the receipt of certain governmental and regulatory approvals in a timely manner or at all or that such approvals may be subject to conditions that are not anticipated, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on the Company’s business relationships, operating results and business generally, (v) the risk that the proposed merger disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the proposed merger, (vi) the risk of litigation and/or regulatory actions related to the proposed merger or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future, (vii) the risk that the proposed merger and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, employees, stockholders and other business partners and on its operating results and business generally, (viii) the risk that the Company’s business will be adversely impacted during the pendency of the acquisition, (ix) significant transaction costs, and (x) risks related to disruption of management attention from ongoing business operations due to the proposed merger. Readers are advised to carefully consider the foregoing risk factors and the other risks and uncertainties that affect the businesses of the Company described in the

“Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 2024, and other filings made by the Company from time to time with the SEC, as such descriptions may be updated or amended in any future reports the Company files with the SEC.

Letter to Employees

To all Voxx International Employees,

My letter today was initially all about the Holidays, but with today’s announcement, I felt it best to combine communications as this is a big day for the Company and our employees.

This morning, we announced a definitive agreement for Gentex Corporation to acquire Voxx in an all-cash transaction for $7.50 per share. This agreement represents an exciting new chapter for Voxx and may not come as a surprise to many of you as in August we publicly announced a strategic process to consider the Company’s options. While the deal reached with Gentex is subject to stockholder and regulatory approvals, and other customary closing conditions, we anticipate completion during the first quarter of 2025.

This process was extensive, and over the past several months, we met with multiple interested financial and strategic parties in a highly competitive process. This fact is a true testament to the contributions each and every one of you have made. While the past few years have been unlike anything we’ve faced in our history, we persevered, just like we did at every turn since John Shalam founded the Company more than six decades ago. We have built something truly special at Voxx, with market leading positions, strong brands, long-standing customer and partner relationships, and I believe, one of the most talented and dedicated workforces in our industry.

Gentex, a longstanding partner of Voxx, is a global leader in technology with a strong presence in the automotive and biometrics industries, among others. With 2023 revenues of over $2.3 billion and a market capitalization of approximately $6.9 billion, Gentex has the resources to invest in our growth and success. They see value in Voxx and its future under the Gentex umbrella and we believe, they represent the best fit for our employees and the best value for our stockholders.

Leading Voxx has been the honor of a lifetime. We have shared so much together throughout the years, and I will forever cherish these memories, and the relationships formed. Mr. Shalam’s creativity, drive and ethics formed the basis for which Voxx could grow and prosper throughout the years. We all thank him for the opportunities he has created. Many of us have spent much of our professional careers with Voxx, and we should take pride in everything we have accomplished together. Under Gentex’s ownership, I am confident that Voxx’s legacy will continue to thrive, creating even greater opportunities for employees and stakeholders alike.

While the transaction is pending, our focus remains clear: we have a business to operate, customers to serve, and commitments to uphold. I have every confidence in the Voxx team’s ability to continuing excelling through this transition. More detailed communications about the transaction will follow in the coming months, and we will address your questions as they arise.

I am in favor of this proposed deal, as is the Board and the entire Shalam family. As we finish out the year and enter the holiday season, I encourage you all to spend time with your families and loved ones, reflect on all we have achieved, and look ahead with optimism. This transaction brings opportunities for growth and continued success for you and for Voxx.

On behalf of the senior leadership team and our Board of Directors, thank you for your unwavering commitment and dedication to being the best. We wish you and your families a healthy and happy New Year and a wonderful Holiday Season ahead!

All the best,

/s/ Pat Lavelle______________

Pat Lavelle, CEO

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Additional Information Regarding the Merger and Where to Find It

This communication relates to the proposed merger involving the Company, Guitar and a wholly-owned subsidiary of Guitar (“Merger Sub”), whereby Merger Sub shall be merged with and into the Company (the “proposed merger”), with the Company as the surviving corporation and a wholly-owned subsidiary of Guitar. The proposed merger will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”) which will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available, together with a proxy card, and a transaction statement on Schedule 13E-3 that will be filed jointly with Guitar. The Company and Guitar may also file other relevant documents with the SEC regarding the proposed merger. INVESTORS AND STOCKHOLDERS ARE URGED, PRIOR TO MAKING ANY INVESTMENT OR VOTING DECISION, TO READ THE DEFINITIVE PROXY STATEMENT, SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto, the Schedule 13E-3 filing and other documents containing important information about the Company, Guitar and the proposed merger, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the documents filed with the SEC can also be obtained on the Company’s website at www.voxxintl.com.

This communication may be deemed to be soliciting material in respect of the proposed merger contemplated by the Merger Agreement.

Certain Information Regarding Participants in the Solicitation

The Company, Guitar and certain of their directors, executive officers and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the Company’s directors and executive officers is contained in the Company’s definitive proxy statement on Schedule 14A for the 2024 annual meeting of stockholders, filed with the SEC on June 10, 2024. Information regarding Guitar’s directors and executive officers is contained in the Guitar’s definitive proxy statement on Schedule 14A for the 2024 annual meeting of stockholders, filed with the SEC on April 4, 2024, and

Guitar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 22, 2024.

Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement, Schedule 13E-3 and other relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements: (i) the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its shares of common stock, (ii) the failure to satisfy the conditions to the consummation of the proposed merger, including the adoption of the Merger Agreement by the stockholders of the Company, and the receipt of certain governmental and regulatory approvals in a timely manner or at all or that such approvals may be subject to conditions that are not anticipated, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on the Company’s business relationships, operating results and business generally, (v) the risk that the proposed merger disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the proposed merger, (vi) the risk of litigation and/or regulatory actions related to the proposed merger or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future, (vii) the risk that the proposed merger and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, employees, stockholders and other business partners and on its operating results and business generally, (viii) the risk that the Company’s business will be adversely impacted during the pendency of the acquisition, (ix) significant transaction costs, and (x) risks related to disruption of management attention from ongoing business operations due to the proposed merger. Readers are advised to carefully consider the foregoing risk factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 2024, and other filings made by the Company from time to time with the SEC, as such descriptions may be updated or amended in any future reports the Company files with the SEC.